UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2011

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2011, Core Molding Technologies, Inc. (the "Company") and its affiliate, Corecomposites de Mexico, S. DE R.L. DE C.V., entered into a sixth amendment (the "Sixth Amendment") to that certain Credit Agreement, dated as of December 9, 2008, as amended from time to time, with KeyBank National Association as a lender, lead arranger, sole book runner and administrative agent (as amended, the "Credit Agreement"). Pursuant to the terms of the Sixth Amendment, having an effective date of June 1, 2011, the parties agreed to modify certain terms of the Credit Agreement. These modifications included (1) the addition of a $10,000,000 Mexican Expansion Revolving Loan with a commitment through May 31, 2013 and an applicable margin of 175 basis points; (2) modification to the fixed charge definition to exclude capital expenditures of up to $14,500,000 associated with the Matamoros facility expansion project; (3) a decrease in the applicable margin for interest rates to 175 basis points from 275 basis points for the Capex and Mexican loans and the revolving line of credit; (4) a decrease in the non-refundable letter of credit fee for the IDRB letter of credit to 175 basis points from 300 basis points; (5) an extension of the commitment period for the revolving line of credit to May 31, 2013 and IDRB letter of credit to April 17, 2014.

The foregoing description is qualified in its entirety by reference to the Sixth Amendment, a copy of which is attached to this Form 8-K as exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained above under Item 1.01 are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is filed herewith:
10.1 Sixth Amendment to Credit Agreement.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

June 21, 2011	By:	/s/ Herman F. Dick, Jr.

Name: Herman F. Dick, Jr.
Title: Vice President, Secretary, Treasurer and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Sixth Amendment to Credit Agreement